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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 9, 1998 included in Dan River Inc.'s Current Report on Form 8-K filed on October 27, 1998, as amended by Dan River Inc.'s Current Report on Form 8-K/A Amendment No. 1 filed on April 9, 1999, and to all references to our Firm included in this registration statement.



                                                          ARTHUR ANDERSEN L.L.P.

Atlanta, Georgia
April 9, 1999